Exhibit 10.30

1ST CONSTITUTION BANCORP
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this ______ day of ______________, 20__ between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and _______________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2019 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.    Grant of Restricted Stock. The Company hereby grants to the Participant restricted shares of the Company’s common stock, no par value (the “Restricted Stock”), pursuant to the Plan, subject to the terms and conditions of the Plan, this Agreement, and the Custody Agreement (the “Custody Agreement”) as in effect from time to time by and among the Company, the Participant, and the person or entity designated to serve as custodian thereunder (the “Custodian”).

2.    Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

3.    Vesting of Restricted Stock. Unless the Committee provides for earlier vesting, or unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, and subject to Sections 4 and 9 hereof, the Restricted Stock shall vest in accordance with the following schedule:

Percentage of Shares            Scheduled Vesting Date

25%                First Anniversary of Award Date
25%                Second Anniversary of Award Date
25%                Third Anniversary of Award Date
25%                Fourth Anniversary of Award Date

4.    Termination Provisions.

(a)    Termination of Employment Upon Death or Disability. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of death or disability (as determined by the Committee), all unvested shares of Restricted Stock shall become fully vested.

(b)    Termination of Employment For Other Reasons. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), in which case such agreement shall control, upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates for any reason (including, without limitation, retirement), other than death or disability, all unvested shares of Restricted Stock will be forfeited to and reacquired by the Company at no cost to the Company, automatically and immediately.

5.    Rights as a Shareholder. The Participant shall have the right to vote the Restricted Stock at all times. All cash dividends paid with respect to the Restricted Stock shall not be distributed until such time as the Restricted Stock as to which such distribution applies vests. For purposes of clarity, in no event shall any dividends be paid unless and until the Restricted Stock associated with such dividend has vested.

6.    Certificates. The Participant acknowledges that certificates representing the Restricted Stock, registered in the Participant’s name, shall be issued and delivered to the Custodian and held by the Custodian in custody pursuant to the Custody Agreement and shall not be delivered to the Participant until such Restricted Stock has vested in accordance with Section 3 or as otherwise provided in the Plan.

7.    Limits on Transferability. During the period of time that any shares of Restricted Stock are unvested, such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or to a beneficiary upon the death of the Participant, or as otherwise permitted by the Committee.

8.    Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the Restricted Stock, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Restricted Stock.

9.    Change in Control. Unless otherwise provided in any employment agreement or change in control agreement between the Participant and the Company (or any subsidiary thereof), upon a Change in Control, all non-forfeited unvested shares of Restricted Stock shall become fully vested to the extent provided in the Plan.

10.    Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

11.    No Employment Rights. Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

1ST CONSTITUTION BANCORP

By:    ________________________________
Robert F. Mangano
President/CEO

PARTICIPANT:

______________________________________
[NAME]